Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3
(Form Type)

EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457(o)	(1)	(2)	(2)	—	—
Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	457(o)	(1)	(2)	(2)	—	—
Fees to Be Paid	Debt	Debt Securities	457(o)	(1)	(2)	(2)	—	—
Fees to Be Paid	Equity	Depositary Shares	457(o)	(1)	(2)	(2)	—	—
Fees to Be Paid	Equity	Warrants	457(o)	(1)	(2)	(2)	—	—
Fees to Be Paid	Other	Subscription Rights	457(o)	(1)	(2)	(2)	—	—
Fees to Be Paid	Other	Purchase Contracts	457(o)	(1)	(2)	(2)	—	—
Fees to Be Paid	Other	Units	457(o)	(1)	(2)	(2)	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$300,000,000 (3)	$92.70 per $1,000,000	$27,810
	Total Offering Amounts					$300,000,000 (3)		$27,810
	Total Fees Previously Paid							—
	Total Fee Offsets							$1,956.16 (4)
	Net Fee Due							$25,853.84

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	eHealth, Inc.	S-3ASR	333-228862	12/17/2018		$1,956.16 (4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	$16,140,000
Fee Offset Sources	eHealth, Inc.	S-3ASR	333-228862		12/17/2018						$18,180 (4)

(1) The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2) The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3) Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $300,000,000.

(4) The registrant has previously registered the offer and sale of $150,000,000 of securities pursuant to a universal shelf Registration Statement on Form S-3ASR (File No. 333-228862), filed with the Securities and Exchange Commission on December 17, 2018 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $18,180. Of the $150,000,000 of securities registered under the Prior Registration Statement, $16,140,000 of the securities remain unsold (the “Unsold Securities”). All offerings under the Prior Registration Statement have been completed. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $1,956.16 that has already been paid and remains unused with respect to the Unsold Securities is offset against the registration fee of $27,810 due for this offering. The remaining balance of the registration fee, $25,853.84, has been paid in connection with this offering.